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                                                                     EXHIBIT 1.1

                               20,000,000 Shares

                       NATIONAL EQUIPMENT SERVICES, INC.

                                 Common Stock

                          U.S. UNDERWRITING AGREEMENT
                          ---------------------------

                                                                   June   , 1998

SALOMON SMITH BARNEY
SMITH BARNEY INC.
WILLIAM BLAIR & COMPANY
CREDIT SUISSE FIRST BOSTON
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC

         As Representatives of the Several U.S. Underwriters

c/o  SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

         National Equipment Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 13,333,334 shares of its common stock, par value $0.01 per share, and the persons named in Schedule I hereto (the "Selling Stockholders") propose to sell an aggregate of 2,666,666 shares of common stock of the Company (together with the 13,333,334 shares of common stock to be issued and sold by the Company, the "Firm Shares") to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters") for whom Smith Barney Inc., William Blair & Company, L.L.C., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Selling Stockholders propose to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 2,400,000 shares (the "Additional Shares") of the Company's common stock. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company's

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common stock, par value $0.01 per share, including the Shares and the
International Shares (as defined herein), is hereinafter referred to as the "Common Stock."

         It is understood that the Company and the Selling Stockholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 4,000,000 shares of the Common Stock (the "Firm International Shares"), of which 3,333,333 shares will be sold by the Company and 666,667 will be sold by the Selling Stockholders (plus an option granted by the Selling Stockholders to purchase up to an additional 600,000 shares of Common Stock (the "Additional International Shares") solely for the purpose of covering over-allotments) through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., William, Blair & Company, L.L.C., Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette International and NationsBanc Montgomery Securities LLC are acting as lead Managers (the "Lead Managers"). All shares of Common Stock proposed to be offered to the Managers pursuant to the International Underwriting Agreement, including the Firm International Shares and the Additional International Shares, are herein called the "International Shares"; the International Shares and the Shares, collectively, are herein called the "Underwritten Shares."

         The Company and the Selling Stockholders also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company and the Selling Stockholders understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

         The Company has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 1, 1998, as amended, by and among the Company, Falconite, Inc. and the stockholders of Falconite, Inc. Unless the context otherwise requires, all references to "Falconite" in this Agreement refer to Falconite, Inc. and its subsidiaries. The Stock Purchase Agreement provides that, subject to certain conditions as described therein, the Company will acquire all of the common stock of Falconite (the "Acquisition") for a purchase price of $65,750,000. A portion of the proceeds to the Company from the sale to the U.S. Underwriters and Managers of the Common Stock will be used to fund the Acquisition concurrent with such sale.

         The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you and the other several U.S. Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the U.S. Underwriters.

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     1.  Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

         It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement:
"Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

     2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company

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hereby agrees to issue and sell to each U.S. Underwriter and each U.S.
Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "purchase price per share"), the number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, each Selling Stockholder agrees, severally and not jointly, to sell to each U.S. Underwriter and each U.S. Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at the purchase price per share, the number of Firm Shares that bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Selling Stockholders also agree to sell to the U.S. Underwriters, and the U.S. Underwriters shall have the right to purchase from the Selling Stockholders, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised prior to 5:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 2,400,000 Additional Shares. The maximum number of Additional Shares that each Selling Stockholder agrees to sell upon the exercise by the U.S. Underwriters of the over-allotment option is set forth opposite their respective names in Schedule I hereto. The number of Additional Shares that the U.S. Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by each Selling Stockholder in proportion to the respective maximum number of Additional Shares that each Selling Stockholder has agreed to sell. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Each U.S. Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or

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Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person, and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     3. Terms of Public Offering. The Sellers have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

     4. Delivery of the Shares and Payment Therefor. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New
York City time, on               , 1998 (the "Closing Date").  The place of
closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and Golder, Thoma, Cressey, Rauner Fund V, L.P. ("Golder Thoma Fund V").

         Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Selling Stockholders of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you and Golder Thoma Fund V.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in immediately available funds.

     5. Agreements of the Company. The Company agrees with the several U.S. Underwriters as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will

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advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly after it becomes aware thereof and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any material adverse change, or any development involving a prospective material adverse change, in or affecting general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act that, in the case of this clause (iii), makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to you, without charge, six signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

         (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

         (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and

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with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof.

         (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the New York Stock Exchange, and (ii) from time to time such other information concerning the Company as you may reasonably request.

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         (j)  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

         (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

         (m) For a period of 180 days after the date of the Prospectuses (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for (i) sales to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement, (ii) the grant of employee stock options pursuant to the Company's long term incentive plans as described in the Prospectuses, (iii) the issuance of Common Stock upon exercise of any such employee stock options and (iv) the issuance of Common Stock in connection with the Company's acquisitions of other companies or businesses; provided, however, that the Company will furnish to you "lock-up" letters, in form and substance reasonably satisfactory to you, signed by each recipient of Common Stock or stock options issued or granted pursuant to clause (ii), (iii) or (iv) of this sentence.

         (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance reasonably satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you.

         (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the registration statement.

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     6.  Agreements of the Selling Stockholders.  Each of the Selling
Stockholders agrees, severally and not jointly, with the several U.S. Underwriters as follows:

         (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

         (b) Such Selling Stockholder will pay all Federal and other taxes, if any on the transfer or sale of such Shares that are sold by the Selling Stockholder to the U.S. Underwriters.

         (c) Such Selling Stockholder will use such Selling Stockholder's reasonable best efforts to do or perform all things reasonably required to be done or performed by it prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

         (d) Such Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Shares to the U.S. Underwriters pursuant to this Agreement and the sale of International Shares to the Managers pursuant to the International Underwriting Agreement, prior to the expiration of 180 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc.

         (e) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (f) Such Selling Stockholder agrees to notify you as promptly as practicable of any information that comes to such Selling Stockholder's attention that would cause such Selling Stockholder to have reason to believe that its representations, warranties and statements in this Agreement are not accurate in all material respects.

     7. Representations and Warranties of the Company. The Company represents and warrants to each U.S. Underwriter that:

         (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such U.S. Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Selling Stockholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

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         (b)  The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Selling Stockholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

         (c) All the outstanding shares of Class A Common Stock (as defined in the Prospectuses), Class B Common Stock and Common Stock, as the case may be, of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company, before and after giving effect to the Reclassification, conforms in all material respects to the description thereof in the Registration Statement and the Prospectuses.

         (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect, or involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Subsidiaries (as hereinafter defined) and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite, taken as a whole (a "Material Adverse Effect").

         (e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will be, a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will be, duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, all the outstanding shares of capital stock of Falconite will have been duly authorized and validly issued, are or will be fully paid and nonassessable, and are or will be owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except pursuant to and otherwise permitted by the Credit Facility (as defined in the Prospectuses) as described in the Prospectuses.

         (f) Schedule III hereto lists the only jurisdictions or places where the nature of the properties or the conduct of the businesses of the Company, the Subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite requires the Company, the Subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite to be duly registered, qualified and in good standing, except where the failure to so register, qualify or be in good standing would not have a Material Adverse Effect.

         (g) There are no, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, there will not be any legal or governmental proceedings pending or, to the knowledge of the Company, overtly threatened, against the Company or any of the Subsidiaries or Falconite which are or will be materially adverse to the Company, its Subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite, taken as a whole, or to which the Company or any of the Subsidiaries and Falconite, or to which any of their respective properties, is subject which are material to the Company, its Subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite, taken as a whole, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectuses are correct in all material respects. Neither the Company nor any Subsidiary is, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will not be involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is overtly threatened.

         (h) Neither the Company nor any of the Subsidiaries is, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will not be, (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or Falconite or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or Falconite (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (ii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries or Falconite is a party or by which any of them or any of their respective properties may be bound, except as may be discussed in the Prospectuses or where any such default or defaults in the aggregate would not have a Material Adverse Effect.

         (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby or the performance by the Company of the Stock Purchase Agreement and consummation of the Acquisition of Falconite pursuant thereto (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, which has been or will be effected in accordance with this Agreement, and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite or any of their respective properties, or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         (j) The accountants, Price Waterhouse LLP, Lawrence, Blackburn Meek Maxey & Co. P.C., Albin, Randall & Bennett, Certified Public Accountants, Coopers & Lybrand L.L.P. and KPMG Peat Marwick L.L.P., who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectuses (or any amendment or supplement thereto) are, to the Company's knowledge, independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.

         (k) The financial statements (historical and pro forma), together with related schedules and notes forming part of the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the

Company, the Subsidiaries and Falconite on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the assumptions used in preparing the pro forma financial information and related notes and schedules included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are reasonable; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and, to the extent such information and data are derived from the financial books and records of the Company or Falconite, prepared on a basis consistent with the books and records of the Company and its Subsidiaries or Falconite.

         (l) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

          (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will not have incurred, any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole or Falconite, and there has not been, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, there will not have been any material change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to have, a Material Adverse Effect.

         (n) Each of the Company and the Subsidiaries has, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase
Agreement, Falconite will have good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except pursuant to and otherwise permitted by the Credit Facility as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is, and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, all the property described in the Prospectuses as being held under lease by Falconite will be, held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite, taken as a whole.

         (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

         (p) The Company and each of the Subsidiaries has, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to have any such Permit would not have a Material Adverse Effect; the Company and each of the Subsidiaries has, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will have, fulfilled and performed in all material respects all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite.

         (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (r) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, neither Falconite nor any employee or agent of Falconite will have made any payment of funds of the Company or any Subsidiary or Falconite or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

         (s) Except as discussed in the Prospectuses, the Company and each of the Subsidiaries have and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will have, filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will not be, in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect and except for the payment of any amounts that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been established.

         (t) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, or otherwise. No such rights with respect to shares of Common Stock not listed in Schedule I hereto were exercised nor will be exercised in connection with the sale of the Shares and for a period of 180 days after the date hereof. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

         (u) The Company and the Subsidiaries own or possess, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will own or possess, all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries and Falconite with respect to the foregoing, except for such claims or challenges that would not individually or in the aggregate be reasonably expected to result in a Material Adverse Effect.

         (v) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (w)  The Company has complied with all provisions of Florida Statutes,
(S)517.075, relating to issuers doing business with Cuba.

         (x) The Company and each of its Subsidiaries have and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the

United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and its Subsidiaries and Falconite are, or will be, eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

         (y) The execution and delivery of this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

         (z) (i) The Company and each of its Subsidiaries are, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of its Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite or their respective businesses, assets, employees, officers and directors are, or will be, in full force and effect; (iii) the Company and its Subsidiaries are, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will be, in compliance with the terms of such policies and instruments in all material respects; and (iv) there are no material claims by the Company or any of its Subsidiaries or, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

         (aa) The Company and each of its Subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite (i) are or will be and at all times have or will have been, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have or will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are or will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been, and after giving effect to the Acquisition pursuant to the terms of the Stock Purchase Agreement, Falconite will not have been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, or any similar state statute.

         (ab) In connection with its acquisition of businesses, the Company typically conducts a review of the effect of Environmental Laws on the business, operations and properties of the acquired businesses, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

     8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants, severally and not jointly, to each U.S. Underwriter that:

         (a) Such Selling Stockholder now has valid and marketable title to the Class B Common Stock to be converted in the reclassification into the Shares to be sold by such Selling Stockholder, and on the Closing Date and any Option Closing Date will have valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectuses.

         (b) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement and the International Underwriting Agreement, and upon delivery of and payment for such Shares hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance, assuming the U.S. Underwriters purchase such Shares for value therefor pursuant hereto without notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New York (the "UCC") and are otherwise bona fide purchasers for the purposes of the UCC and that such U.S. Underwriters' rights are not limited by subsection (4) of Section 8-302 of the UCC.

         (c) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' right generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

         (d) Neither the sale of the Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by or on behalf of such Selling Stockholder nor the consummation by or on behalf of such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act or compliance with the securities or Blue Sky laws of various jurisdictions), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Stockholder, or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject.

         (e) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

         (f) To the extent, but only to the extent, that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectuses and any further amendments or supplements to the Registration Statement and the Prospectuses, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Preliminary Prospectuses and Prospectuses will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through a Lead Manager expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

         (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to one separate firm of attorneys per jurisdiction acting as local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in the preceding paragraph. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to the information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any U.S. Underwriter, any such controlling person of any U.S. Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company or the U.S. Underwriters shall have assumed the defense thereof such Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Stockholder's expense), and each U.S. Underwriter, each such controlling person of any U.S. Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have. Notwithstanding anything herein to the contrary, no Selling Stockholder shall be required to indemnify any U.S. Underwriter, any such controlling person of any U.S. Underwriter, the Company, any of its directors, any such officer or any such controlling person of the Company, in an aggregate amount in excess of the net amount received by such Selling Stockholder (after deducting any underwriting discount) from the sale of such Selling Stockholder's Shares pursuant to the U.S. Prospectus.

         (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the Selling Stockholders, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any Selling Stockholder based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (d), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company or the Selling Stockholders shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, any such controlling person, and the Selling Stockholders, shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above.

          (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the U.S. Underwriters, respectively, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the U.S. Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the U.S. Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Selling Stockholders or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Stockholders, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company, the Selling Stockholders and the U.S. Underwriters, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by it (after deducting any underwriting discount) from the sale of such Selling Stockholder's Shares exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint. The Selling Stockholders' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Shares sold by each Selling Stockholder pursuant to the U.S. Prospectus and not joint.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid on a monthly basis by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Stockholders, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or to a Selling Stockholder, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 9.

     10. Conditions of U.S. Underwriters' Obligations. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement of material fact made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements of material fact therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, in substantially the form of Exhibit A hereto.

          (d) You shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the U.S. Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectuses and such other related matters as you may reasonably request.

          (e) You shall have received a letter addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration

Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except to the extent they expressly relate to an earlier date), and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or, at the Company's option, such other officers as are acceptable to you), to the effect set forth in this Section 10(f) and in Section 10(g) hereof.

          (g) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements contained in this Agreement or the International Underwriting Agreement and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (h) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing Date (except to the extent they expressly relate to an earlier date), as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of each Selling Stockholder to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

          (i) The Selling Stockholders shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of their agreements contained in this Agreement or the International Underwriting Agreement and required to be performed or complied with by them at or prior to the Closing Date.

          (j) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (k) The Common Stock shall have been listed or approved for listing subject to notice of issuance, on the New York Stock Exchange.

          (l) The closing of the Reclassification and the Stock Split (as defined in the Prospectuses) as described in the Prospectuses shall have occurred.

          (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date, unless such closing shall have failed to occur solely as a result of the failure to occur of the closing hereunder.

          (n) The closing of the Acquisition of Falconite under the Stock Purchase Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company or any Selling Stockholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 10 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs
(c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

     11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Sellers of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each U.S. Prepricing Prospectus, the U.S. Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each U.S. Prepricing Prospectus, the U.S. Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

Except as provided in Section 5(j) and this Section 11, the U.S. Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Stockholders.

          If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date or any Option Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date or any Option Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date or any Option Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date or any Option Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter, the Selling Stockholders or the Company; provided, that if such default occurs with respect to Additional Shares to be purchased on any Option Closing Date different from the Closing Date, this Agreement will terminate only as to the Additional Shares to be purchased on such Option Closing Date. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Nothing in this paragraph shall relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters.

          Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     14. Information Furnished by the U.S. Underwriters and Selling Stockholders. (a) The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements related to concessions and reallowances and the paragraph related to stabilization, syndicate covering transactions and penalty bids under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters relating to them through you as such information is referred to in Sections 7(b) and 9 hereof.

          (b) The number of shares of Common Stock beneficially owned by the Selling Stockholders prior to and after the offerings of the Underwritten Shares and related footnotes to the table under the caption "Principal and Selling Stockholders" and the biographical data pertaining to the persons affiliated with the Selling Stockholders in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the Selling Stockholders relating to them as such information is referred to in Sections 7(b) and 9 hereof.

     15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholders at the office of the Company at 1800 Sherman Avenue, Evanston, Illinois 60201,
Attention: Chief Financial Officer; or (ii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

     16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          In all dealings with the Company under this Agreement, you shall act on behalf of each of the several U.S. Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Smith Barney Inc. on behalf of you.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several U.S. Underwriters.

                              Very truly yours,

                              NATIONAL EQUIPMENT SERVICES, INC.

                              By
                                -------------------------------------
                                President and Chief Executive Officer

                              Each of the Selling Stockholders
                                    named in Schedule I hereto

                              By
                                -------------------------------------

                              By
                                -------------------------------------

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule II
hereto.

SALOMON SMITH BARNEY
SMITH BARNEY INC.
WILLIAM BLAIR & COMPANY
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC

          As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.

By:
   ---------------------------------
     Managing Director

                                   SCHEDULE I

                       NATIONAL EQUIPMENT SERVICES, INC.

                                                                Number of          Maximum Number of
Selling Stockholders                                           Firm Shares         Additional Shares
--------------------                                        ------------------    -------------------
Golder, Thoma, Cressey, Rauner Fund V, L.P. ..............
GTCR Associates V.........................................

     Total................................................      2,666,666              2,400,000

                                  SCHEDULE II

                       NATIONAL EQUIPMENT SERVICES, INC.

                          Underwriter                              Number of Firm Shares
                          -----------                            -------------------------

Smith Barney Inc...............................................
William Blair & Company........................................
Credit Suisse First Boston Corporation.........................
Donaldson & Lufkin & Jenrette Securities Corporation...........
NationsBanc Montgomery Securities LLC..........................


























                                                                 -------------------------
          Total................................................         16,000,000
                                                                 -------------------------

                                  SCHEDULE III

                  Jurisdictions Where Qualified to Do Business


                                   [to come]

                                   Exhibit A
                                   ---------


                      Form of Opinion of Kirkland & Ellis

                                       34